--------------------------------------------------------------------------------
BERNARD E. REA, CPA
--------------------------------------------------------------------------------
                                                     CERTIFIED PUBLIC ACCOUNTANT

                          INDEPENDENT AUDITOR'S REPORT



To the Partners
Pioneer Street Associates
(A California Limited Partnership)
Visalia, California


I have audited the accompanying balance sheets of Pioneer Street Associates (A California Limited Partnership), as of December 31, 2003 and 2002, and the related statements of income, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Street Associates (A California Limited Partnership) as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                               /s/ Bernard E. Rea, CPA




Stockton, California
February 20, 2004











                                      - 1 -
P.O.BOX 4632 o STOCKTON, CA 95204 o TELEPHONE (209)933-9113 o FAX (209)933-9115
o EMAILBReaCPA@AOL.COM

                                 C O N T E N T S


                                                                            Page

INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS................................................ 1

FINANCIAL STATEMENTS

     Balance sheets..........................................................2-3
     Statements of income....................................................4-7
     Statements of changes in partners' equity...............................  8
     Statements of cash flows...............................................9-10
     Notes to financial statements.........................................11-14

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2003 and 2002

                                                                                  2003                      2002
                                                                               --------------          ---------------
                  ASSETS
CURRENT ASSETS
     Cash                                                                      $      75,383           $        97,711
     Real estate tax and insurance                                                     9,455                    30,453
     Prepaid expense                                                                  10,741                     7,734
                                                                               --------------          ----------------
                  Total current assets                                         $      95,579           $       135,898
                                                                               --------------          ----------------

RESTRICTED DEPOSITS AND FUNDED RESERVES
     Tenants' security deposits                                                $      43,199           $        42,786
     Replacement reserve                                                             148,761                   172,897
                                                                               --------------          ----------------
                                                                               $     191,960           $       215,683
                                                                               --------------          ----------------

PROPERTY AND EQUIPMENT, AT COST
     Land                                                                      $     300,000           $       300,000
     Buildings                                                                     3,646,889                 3,619,266
     Equipment                                                                       178,017                   178,017
                                                                               --------------          ----------------
                                                                               $   4,124,906           $     4,097,283
     Less accumulated depreciation                                                 1,302,230                 1,164,153
                                                                               --------------          ----------------
                                                                               $   2,822,676           $     2,933,130
                                                                               --------------          ----------------

OTHER ASSETS
     Deferred charges, less accumulated
         amortization of $25,739 and $22,655                                   $      40,111           $        43,195
                                                                               --------------           ---------------

                                                                               $   3,150,326           $     3,327,906
                                                                               ==============          ================




See Notes to Financial Statements.
                                      - 3 -

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2003 and 2002

                                                                                   2003                     2002
                                                                               --------------          --------------
                  LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES
     Current maturities of long-term debt                                      $     30,987            $       28,564
     Accounts payable                                                                 5,243                     4,293
     Accrued interest                                                                   - -                       - -
     Accrued reporting fee                                                            4,000                     2,000
     Accrued property taxes                                                             - -                       - -
                                                                               --------------          --------------
                  Total current liabilities                                    $     40,230            $       34,857
                                                                               --------------          --------------

DEPOSIT AND PREPAYMENT LIABILITIES
     Tenants' security deposits                                                $     35,600            $       35,600
     Prepaid rents                                                                      - -                       - -
                                                                               --------------          --------------
                                                                               $     35,600            $       35,600
                                                                               --------------          --------------

LONG-TERM DEBT
     Mortgage payable, less current maturities                                 $  1,750,321            $    1,781,308
                                                                               --------------          --------------

COMMITMENT

PARTNERS' EQUITY                                                               $  1,324,175            $    1,476,141
                                                                               --------------          --------------

                                                                               $  3,150,326            $    3,327,906
                                                                               ==============          ==============



See Notes to Financial Statements.
                                      - 4 -

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                              STATEMENTS OF INCOME
                     Years Ended December 31, 2003 and 2002

                                                                                   2003                     2002
                                                                              --------------          ---------------
RENTAL INCOME
     Apartments                                                                $     548,532           $      548,532
     Tenant assistance payments                                                          - -                      - -
     Furniture and equipment                                                             - -                      - -
     Commercial                                                                          - -                      - -
     Parking spaces                                                                      - -                      - -
     Subsidy income                                                                      - -                      - -
     Miscellaneous                                                                       - -                      - -
                                                                               --------------          ---------------
         Sub-total potential rent revenue                                      $     548,532           $      548,532
                                                                               --------------          ---------------

VACANCIES
     Apartments                                                                $     (17,696)          $      (60,060)
     Commercial                                                                          - -                      - -
     Parking spaces                                                                      - -                      - -
     Miscellaneous                                                                       - -                      - -
                                                                               --------------          ---------------
         Sub-total vacancies                                                   $     (17,696)          $      (60,060)
                                                                               --------------          ---------------

            Net rental revenue                                                 $     530,836           $      488,472
                                                                               --------------          ---------------

FINANCIAL REVENUE
     Interest Income - project operations                                      $         890           $        1,394
     Income from investments - replacement reserve                                     1,184                    2,391
     Income from investments - operating reserve                                         - -                      - -
     Income from investments - miscellaneous                                             - -                      - -
                                                                               --------------          ---------------
         Sub-total financial revenue                                           $       2,074           $        3,785
                                                                               --------------          ---------------

OTHER REVENUE
     Laundry and vending                                                       $      10,068           $       10,738
     NSF and late charges                                                                - -                      - -
     Damage and cleaning fees                                                             24                      103
     Forfeited tenant security deposits                                                6,157                   13,014
     Other revenue                                                                    13,249                   43,976
                                                                               --------------          ---------------
         Sub-total other revenue                                               $      29,498           $       67,831
                                                                               --------------          ---------------

                   Total revenues                                              $     562,408           $      560,088
                                                                               ==============          ==============


See Notes to Financial Statements.
                                      - 5 -

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2003 and 2002


                                                                                   2003                     2002
                                                                               --------------          --------------
OPERATING EXPENSES

     Renting expenses
         Advertising                                                           $         132           $           31
         Miscellaneous renting expenses                                                2,825                    3,275
                                                                               --------------          --------------
            Sub-total renting expenses                                         $       2,957           $        3,306
                                                                               --------------          --------------

     Administrative expenses
         Office salaries                                                       $         - -           $          - -
         Office supplies                                                               3,658                    2,406
         Office rent                                                                     - -                      - -
         Management fee                                                               42,041                   39,808
         Manager's salary                                                             30,128                   28,160
         Legal expense                                                                   - -                    4,877
         Audit expense                                                                26,039                    4,293
         Bookkeeping / accounting services                                             4,293                      - -
         Telephone and answering service                                               1,114                    1,083
         Bad debts                                                                       - -                      - -
         Miscellaneous administrative expenses                                           205                        3
                                                                               --------------          --------------
            Sub-total administrative expenses                                  $     107,478           $       80,630
                                                                               --------------          --------------

     Utilities expense
         Fuel oil / coal                                                       $         - -           $          - -
         Electricity                                                                   9,488                    8,765
         Water                                                                        14,585                   10,162
         Gas                                                                             - -                      - -
         Sewer                                                                           - -                      - -
                                                                               --------------          --------------
            Sub-total utilities expense                                        $      24,073           $       18,927
                                                                               ==============          ==============





See Notes to Financial Statements.
                                      - 6 -

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2003 and 2002


                                                                                   2003                     2002
                                                                               --------------          --------------
     Operating and maintenance expense
         Janitor and cleaning payroll                                          $         - -           $          - -
         Janitor and cleaning supplies                                                   - -                      - -
         Janitor and cleaning contract                                                   - -                      - -
         Exterminating payroll / contract                                                - -                      - -
         Exterminating supplies                                                          - -                      - -
         Garbage and trash removal                                                    17,020                   16,987
         Security payroll / contract                                                     - -                      - -
         Grounds payroll                                                                 - -                      - -
         Grounds supplies                                                                - -                      - -
         Grounds contract                                                             23,680                   21,294
         Repairs payroll                                                              28,941                   34,542
         Repairs material                                                             19,206                   21,434
         Repairs contract                                                             19,356                   20,097
         Elevator maintenance / contract                                                 - -                      - -
         Heating / cooling repairs and maintenance                                       - -                      - -
         Swim pool maintenance / contract                                                - -                      - -
         Snow removal                                                                    - -                      - -
         Decorating payroll / contract                                                   - -                      - -
         Decorating supplies                                                           2,577                    2,250
         Vehicle and maintenance equipment o & r                                         - -                      - -
         Miscellaneous operating and maint. expenses                                  17,430                   19,778
                                                                               --------------          --------------
            Sub-total operating & maint. expense                               $     128,210           $      136,382
                                                                               --------------          --------------

     Taxes and insurance
         Real estate taxes                                                     $       8,288           $          - -
         Payroll taxes                                                                 5,789                    6,042
         Miscellaneous taxes, licenses, and permits                                      975                      975
         Property and liability insurance                                              9,882                    7,605
         Fidelity bond insurance                                                         - -                      - -
         Workman's compensation                                                        9,663                    5,905
         Health insurance and other employee benefits                                  7,085                      954
         Other insurance                                                                 - -                      - -
                                                                               --------------          --------------
            Sub-total taxes & insurance                                        $      41,682           $       21,481
                                                                               --------------          --------------

                   Total operating expenses                                    $     304,400           $      260,726
                                                                               ==============          ==============


See Notes to Financial Statements.
                                      - 7 -

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2003 and 2002



                                                                                   2003                     2002
                                                                               --------------          --------------
OTHER EXPENSES
     Interest expense - mortgage                                               $     146,813           $      149,046
     Interest expense - notes                                                            - -                      - -
     Miscellaneous financial expense                                                     - -                      - -
     Depreciation and amortization                                                   141,161                  144,334
     Non project expenses                                                              4,000                    4,000
                                                                               --------------          --------------
         Sub-total other expenses                                              $     291,974           $      297,380
                                                                               --------------          --------------

                   Total expenses                                              $     596,374           $      558,106
                                                                               --------------          --------------

                   Net income (loss)                                           $     (33,966)          $        1,982
                                                                               ==============          ==============

See Notes to Financial Statements.
                                      - 8 -

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                         STATEMENTS OF PARTNERS' EQUITY
                     Years Ended December 31, 2003 and 2002



                                                                                 General                   Limited
                                                     Total                       Partners                  Partner
                                                 ------------                  -------------            -------------
Partners' equity
     December 31, 2001                           $ 1,512,159                   $  (254,320)              $  1,766,479

Partners' capital
     contributions                                       - -                           - -                        - -

Partners' capital
     distributions                                   (38,000)                      (38,000)                       - -

Net income (loss)                                      1,982                            20                      1,962
                                                 ------------                  -------------             ------------

Partners' equity
     December 31, 2002                           $ 1,476,141                   $  (292,300)              $  1,768,441

Partners' capital
     contributions                                       - -                           - -                        - -

Partners' capital
     distributions                                  (118,000)                     (118,000)                       - -

Net income (loss)                                    (33,966)                         (340)                   (33,626)
                                                 ------------                  -------------             -------------

Partners' equity
     December 31, 2003                           $ 1,324,175                    $ (410,640)              $  1,734,815
                                                 ============                  =============             =============
Percentage at
     December 31, 2003                                   100%                            1%                        99%
                                                 ============                  =============             =============

See Notes to Financial Statements.

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2003 and 2002


                                                                                   2003                     2002
                                                                               --------------          --------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                         $     (33,966)          $        1,982
     Adjustments to reconcile net income
      (loss) to net cash provided by
       (used in) operating activities:
         Depreciation and amortization                                               141,161                  144,334
         Change in assets and liabilities:
          Decrease (increase) in:
            Rents receivable                                                             - -                     - -
            Prepaid expenses                                                          (3,007)                  (1,676)
            Tenants' security deposits                                                  (413)                    (637)
            Tax and insurance impounds                                                20,998                  (21,644)
          Increase (decrease) in:
            Accounts payable                                                             950                    4,293
            Bank overdraft                                                               - -                      - -
            Accrued reporting fee                                                      2,000                   (2,000)
            Accrued interest                                                             - -                      - -
            Prepaid rents                                                                - -                      - -
            Tenants' security deposits                                                   - -                      350
                                                                               --------------          --------------
                Net cash provided by (used in)
                    operating activities                                       $     127,723           $      125,002
                                                                               --------------          --------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Funding of replacement reserve                                            $      (5,837)          $       (4,718)
     Withdrawals from replacement reserve                                             29,973                   13,088
     Acquisition of property and equipment                                           (27,623)                 (10,356)
                                                                               --------------          --------------
                Net cash provided by (used in)
                   investing activities                                        $      (3,487)          $       (1,986)
                                                                               --------------          ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Partner contributions                                                     $         - -           $          - -
     Partner distributions                                                          (118,000)                 (38,000)
     Principal payments on long-term debt                                            (28,564)                 (26,331)
                                                                               --------------          ---------------
                Net cash provided by (used in)
                   financing activities                                        $    (146,564)          $      (64,331)
                                                                               ==============          ===============




See Notes to Financial Statements.
                                     - 10 -

                            PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years Ended December 31, 2003 and 2002



                                                                                   2003                     2002
                                                                               --------------          --------------

                Increase (decrease) in cash and
                   cash equivalents                                            $    (22,328)           $        58,685

Cash and cash equivalents
     Beginning                                                                       97,711                     39,026
                                                                               --------------          ---------------

     Ending                                                                    $     75,383            $        97,711
                                                                               ==============          ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION
         Cash paid during the year for interest, net
            of capitalized interest                                            $    146,813            $       149,046
                                                                               ==============          ===============

See Notes to Financial Statements.
                                     - 11 -

                          PIONEER STREET ASSOCIATES
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     BASIS OF ACCOUNTING
     -------------------

     The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

     CAPITALIZATION AND DEPRECIATION
     -------------------------------

     Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:
                                                              Years
                                                              -----

                Buildings                                     27.5
                Equipment                                      7

     Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

     CASH AND CASH EQUIVALENTS
     -------------------------

     For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

     AMORTIZATION
     ------------

     Deferred charges are amortized over the following estimated useful lives using the straight-line method:


                                                              Years
                                                              -----

                Deferred debt expense                           30
                Tax credit monitoring fee                       15

     INCOME TAXES
     ------------

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.





                                     - 12 -
                          NOTES TO FINANCIAL STATEMENTS

     ESTIMATES
     ---------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets, liabilities and the amount of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made.

     PERSONAL ASSETS AND LIABILITIES
     -------------------------------

     In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.

     SFAS NO. 144
     ------------

     Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by a entity be reviewed for impairment whenever events or changes in circumstances that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 144 has not materially affected the partnership's reported earnings, financial condition or cash flows.


NOTE 2 - ORGANIZATION

     Pioneer Street Associates is a California Limited Partnership which was formed in February 1994, to develop, construct, own, maintain and operate a 112-unit multi-family apartment complex known as Foothill Vista Apartments and is located in the city of Bakersfield, California. The major activities of the Partnership are governed by the Partnership Agreement and Loan Agreement with the California Community Reinvestment Corporation (CCRC), a California nonprofit public benefit corporation. Under the Loan Agreement, the Partnership is required to provide low cost housing to moderate or low-income households.

     The Partnership has three general partners and one investing limited partner. Partnership transactions with the general partners are described in other notes to this financial statement.

NOTE 3 - DEFERRED CHARGES

     Deferred charges as of December 31, 2003 and 2002, consists of the following:

                                                  2003              2002
                                             -------------     -------------
      Deferred debt expense                  $      39,200     $      39,200
      Tax credit monitoring fee                     26,650            26,650
                                             -------------     -------------
                                             $      65,850     $      65,850
              Less accumulated amortization         25,739            22,655
                                             -------------     -------------
                                             $      40,111     $      43,195
                                             =============     =============

                                     - 13 -
                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RESTRICTED DEPOSITS AND FUNDED RESERVES

     In accordance with the Partnership and the CCRC Replacement Reserve Agreements, the Partnership is required to maintain a replacement reserve account. The account is to be funded annually in the amount of $28,000 until the aggregate balance of the account reaches $182,000.


NOTE 5 - LONG-TERM DEBT

     Long-Term debt consisted of a permanent loan with CCRC in face amount of $1,960,000.

     Under the terms of the 30-year Promissory Note with CCRC, the loan provides for an initial interest rate of 8.17% and monthly payments of $14,614.74 commencing on November 1, 1995, and continuing through September 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year Twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As of December 31, 2003, the current interest rate and minimum monthly payment due is 8.17% and $14,617.74, respectively.

     The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

     Aggregate maturities of Long-term debt for the next five years are as follows:

              December 31,      2004                               $      30,987
                                2005                                      33,616
                                2006                                      36,468
                                2007                                      39,561
                                2008                                      42,917
                             Thereafter                                1,597,759
                                                                   -------------
                                 TOTAL                             $   1,781,308
                                                                   =============

NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     ANNUAL REPORTING FEE
     --------------------

     An annual reporting fee of $2,000 is payable to the limited partner, WNC California Housing Tax Credit Fund IV, L.P. Series 2, an investor limited partner which holds a 99% interest in the partnership, for services to be rendered for accounting matters relating to preparation of tax returns and other reports required.

     ANNUAL PARTNERSHIP ADMINISTRATIVE FEE
     -------------------------------------

     An annual partnership administrative fee of $2,000 is payable to the general partners, for their services to be rendered in connection with the administration of the day to day business of the Partnership.





                                     - 14 -
                          NOTES TO FINANCIAL STATEMENTS

     MANAGEMENT FEE
     --------------

     In accordance with the management agreement, the Partnership paid Tetra Property Management Company, affiliates of one of the general partners, a management fee during 2003 and 2002 in the amounts of $42,041 and $39,808, respectively, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 8% of the project's rental income.


NOTE 7 - CONCENTRATION OF CREDIT RISK

     The Partnership maintains cash and cash equivalents at two financial institutions located in California. The accounts are insured by the Federal Deposit Insurance Corporation up to $100,000 per financial institution. At December 31, 2003, the Partnership's uninsured cash balances totaled $76,798.


NOTE 8 - COMMITMENT

     The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


NOTE 9 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The   Partnership's   sole  asset  is  Foothill   Vista   Apartments.   The
     Partnership's operations are concentrated in the multifamily real estate market.














                                      -15-